                                  Exhibit 99.1

                         STERLING FINANCIAL CORPORATION
                            POSTS INCREASED EARNINGS

     LANCASTER, PA (October 23, 2001) - Sterling Financial Corporation (NASDAQ:SLFI). Sterling Financial Corporation announced increased earnings for the quarter and nine months ended September 30, 2001.

     Sterling's net income was $5,066,000 for the quarter ending September 30, 2001, a $2,667,000, or 111.2%, increase from 2000. Basic and diluted earnings per share totaled $.40 for the quarter ended September 30, 2001, versus $.19 for the same period in 2000, an increase of 110.5%.

     For the nine months ended September 30, 2001, net income totaled $15,049,000, an increase of $2,986,000, or 24.8%, on 2000 net income of
$12,063,000. Basic and diluted earnings per share totaled $1.20 for the nine months ended September 30, 2001, versus $0.96 in 2000, an increase of 25.0%.

     The 2000 operating results include $2,252,000 in tax effected merger-related costs and restructuring charges. These expenses resulted from acquisition and certain merger integration costs with Hanover Bancorp, Inc., which was consummated in the third quarter of 2000. The effect of these charges reduced basic and diluted earnings per share by $.18 per share for the quarter ended and nine months ended September 30, 2000. Excluding merger related and restructuring charges, operating income totaled $4,651,000 and $14,315,000 for the three and nine months ended September 30, 2000, respectively.

     Total assets increased to $1,794,779,000 at September 30, 2001, an increase of 7.6% from $1,668,222,000 at September 30, 2000. The growth in assets was primarily funded through an 8.5% growth in deposits from September 30, 2000 to September 30, 2001. Total loans, net of allowance for loan losses, increased to $1,055,019,000 from $1,023,260,000, or 3.1% during the same period.

     John E. Stefan, Chairman, President and Chief Executive Officer stated, "We are pleased to report another quarter of solid earnings. Our 14.5% growth in noninterest income complimented our 9.2% growth in net interest income for the quarter ended September 30, 2001 as compared to 2000, and reflects our continued efforts to grow both traditional banking and fee-based revenues. The growth in income was achieved despite a volatile interest rate environment and weakened economy." Stefan added, "During the remainder of 2001, we will seek to improve our core operating earnings, while remaining diligent in managing credit risk during this slowing economy, in an attempt to increase long-term value for our shareholders."

     Sterling Financial Corporation now operates 49 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East and Bank of Lebanon County.

     This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in Sterling's filings with the Securities and Exchange Commission.

Contact:  John E. Stefan, Chairman and President (717) 581-6030.

STERLING FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                            Nine Months Ended September 30,
                                                                             2001                     2000
                                                                             ----                     ----
EARNINGS
       Interest income                                                   $   87,546               $   83,581
       Interest expense                                                      44,720                   42,381
       Net interest income                                                   42,826                   41,200
       Provision for loan losses                                              1,088                      447
       Noninterest income                                                    30,140                   27,152
       Securities gains                                                       2,458                      657
       Noninterest expense                                                   54,975                   52,784
       Net income                                                            15,049                   12,063
       Operating income (a)                                                  15,049                   14,315

PER SHARE DATA
       Basic and diluted earnings per share                              $     1.20               $     0.96
       Operating earnings per share - basic and diluted (a)                    1.20                     1.14
       Dividends per share                                                     0.58                     0.56
       Book value per realized share                                          11.50                    10.74

PERIOD-END BALANCES
       Securities                                                        $  549,208               $  461,523
       Loans                                                              1,066,612                1,034,982
       Allowance for loan losses                                             11,593                   11,722
       Total assets                                                       1,794,779                1,668,222
       Deposits                                                           1,492,161                1,374,903
       Borrowed funds                                                       118,868                  138,980
       Stockholders' equity                                                 153,671                  130,913

RATIOS
       Return on average assets                                                1.14%                    1.00%
       Operating return on average assets (a)                                  1.14%                    1.19%
       Return on average realized equity                                      14.36%                   12.07%
       Operating return on average realized equity (a)                        14.36%                   14.32%
       Allowance for loan losses to loans                                      1.09%                    1.13%
       Allowance for loan losses to
          nonperforming loans                                                   131%                     235%

(a) Excludes merger-related and restructuring charges, net of tax, of $2,252,000 for the nine-months ended September 30, 2000.

STERLING FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           Quarter Ending September 30,
                                                                           2001                  2000
                                                                           ----                  ----
EARNINGS
       Interest income                                                   $29,017               $28,910
       Interest expense                                                   14,140                15,280
       Net interest income                                                14,877                13,630
       Provision for loan losses                                             290                   158
       Noninterest income                                                 10,488                 9,158
       Securities gains                                                      538                   134
       Noninterest expense                                                19,062                19,757
       Net income                                                          5,066                 2,399
       Operating income (a)                                                5,066                 4,651

PER SHARE DATA
       Basic and diluted earnings per share                              $  0.40               $  0.19
       Operating earnings per share - basic and diluted (a)                 0.40                  0.37
       Dividends per share                                                  0.20                  0.19

RATIOS
       Return on average assets                                             1.11%                 0.58%
       Operating return on average assets (a)                               1.11%                 1.12%
       Return on average realized equity                                   14.10%                 7.01%
       Operating return on average realized equity (a)                     14.10%                14.32%


(a) Excludes merger-related and restructuring charges, net of tax, of $2,252,000 for the quarter ended September 30, 2000.